UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018

LiveRamp Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-38669	83-1269307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(866) 352-3267

(Registrant’s telephone number, including area code)

Acxiom Holdings, Inc., 301 E. Dave Ward Dr., Conway, AR 72032

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed, LiveRamp Holdings, Inc. (the “Company”, formerly known as Acxiom Holdings, Inc.) entered into that certain Membership Interest Purchase Agreement, dated as of July 2, 2018 (the “Purchase Agreement”), by and among the Company, LiveRamp, Inc., Acxiom LLC ( “Acxiom”, formerly organized as Acxiom Corporation) and The Interpublic Group of Companies, Inc. (“IPG”), pursuant to which the Company sold its Acxiom Marketing Solutions business (the “AMS Sale”) to IPG. On October 1, 2018, the Company consummated the AMS Sale by transferring all of the membership interests it owned in Acxiom to IPG. In connection with and immediately following the AMS Sale, the Company changed its name from Acxiom Holdings, Inc. to LiveRamp Holdings, Inc. (the “Name Change”). Following the AMS Sale, the Company will continue to operate the Company’s LiveRamp business, an identity technology provider.

1.02	Termination of a Material Definitive Agreement

On October 1, 2018, the Company and its subsidiary, Acxiom LLC (the “Borrower”), terminated that certain Sixth Amended and Restated Credit Agreement, dated as of June 20, 2017 and amended September 20, 2018, by and among the Company, the Borrower, JPMorgan Chase Bank, N.A., as the agent, and the other lenders and agents party thereto, and repaid all outstanding indebtedness thereunder, using approximately $234.4 million of the proceeds from the AMS Sale.

2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under the heading “Introductory Note” is incorporated herein by reference. At the closing of the transaction, and after repaying all outstanding indebtedness, taxes and fees, the Company received approximately $1.5 billion from the disposition of the Acxiom Marketing Solutions business. The description of the Purchase Agreement, set forth above, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 3, 2018, which is incorporated herein by reference.

3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Beginning on October 2, 2018, the Company’s common stock, par value $0.10 per share (the “Common Stock”), will trade on the New York Stock Exchange under the ticker symbol “RAMP”. As previously disclosed, the Company filed Form 25 to voluntarily delist its Common Stock from the NASDAQ Global Select Market, effective upon closing of trading on October 1, 2018.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

The disclosure set forth under the heading “Introductory Note” is incorporated herein by reference. In connection with the AMS Sale, the Company’s Co-Presidents of Acxiom Marketing Solutions, Richard E. Erwin and Dennis D. Self, remained with Acxiom. Accordingly, upon the closing, they resigned their positions with the Company on October 1, 2018.

5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

The disclosure set forth under the heading “Introductory Note” is incorporated herein by reference. In connection with the Name Change, certain conforming edits were made to the Company’s Certificate of Incorporation and Bylaws to change the Company’s name to LiveRamp Holdings, Inc. The foregoing description of the changes to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws, which are filed as Exhibits 3.1 and 3.2 respectively of this Current Report on Form 8-K and incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Consistent with General Instruction B.1. of Current Report on Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than four business days following October 1, 2018, which was the occurrence of the event reported in Item 2.01 of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of July 2, 2018, by and among Acxiom, LLC (formerly Acxiom Corporation), The Interpublic Group of Companies, Inc., LiveRamp, Inc., and LiveRamp Holdings, Inc. (formerly known as Acxiom Holdings, Inc.) (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 3, 2018 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of LiveRamp Holdings, Inc. (as amended October 1, 2018)

3.2	Amended and Restated Bylaws of LiveRamp Holdings, Inc.

4.1	Specimen Common Stock Certificate

*

Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LiveRamp Holdings, Inc.

DATED: October 1, 2018	By:	/s/ Jerry C. Jones
		Name:	Jerry C. Jones
		Title:	Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary